UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3235 Skylane Drive #127

Carrollton Texas 75006

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  424-259-3521

Not Applicable

 (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

BOARDWALK DISTRIBUTION ADDED TO ENDO WATER LINE FOR OKLAHOMA

Boardwalk Distribution is the largest independently owned distributor in the state of Oklahoma. They sell beer, wine, spirits and non-alcoholic items to liquor stores, grocery stores, convenience stores, bars, restaurants, hotels, event venues and casinos. Formed in May of 2012, Boardwalk has quickly expanded to provide statewide coverage. We are dedicated to building our suppliers' brands and delivering the best service to our customers. The ENDo Water Brand will be offered to over 300 Medical Marijuana Dispensaries in the state. Boardwalk distribution has over 3000 points of distribution. The company will also carry our full line of tinctures and pain products.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned authorized officer.

Right on Brands, Inc.

Date: May 1, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel
CEO

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